THIRD AMENDMENT TO

PARTICIPATION AGREEMENT

This Third Amendment to Participation Agreement (“Amendment”) is entered into by and among Franklin Distributors, LLC (formerly known as Legg Mason Investor Services, LLC) (the “Distributor”), Franklin Templeton Fund Adviser, LLC (formerly known as Legg Mason Partners Fund Advisor, LLC) (the “Adviser”), Legg Mason Partners Variable Equity Trust and Legg Mason Partners Variable Income Trust (each a “Fund”, collectively the “Funds”) and Brighthouse Life Insurance Company of NY (the “Company”), collective (the “Parties”).

WHEREAS, the Parties entered into a Participation Agreement dated January 1, 2009, as amended, (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

WHEREAS, effective July 7, 2021, the Distributor changed its name from Legg Mason Investor Services, LLC to Franklin Distributors, LLC;

WHEREAS, effective November 30, 2023, Legg Mason Partners Fund Advisor, LLC changed its name to Franklin Templeton Fund Adviser, LLC;

WHEREAS, the Parties desire to amend Schedule B of the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the Parties agree as follows:

1.	All references in the Agreement to Legg Mason Investor Services, LLC shall be replaced with Franklin Distributors, LLC.

2.	Each and all reference in the Agreement and any amendment thereto, to the “Fund” or “Funds” hereby means Legg Mason Partners Variable Equity Trust and Legg Mason Partners Variable Income Trust.

3.	Each reference in the Agreement and any amendment thereto, to the “Parties” hereby means the Funds, the Distributor and the Company.

4.	Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B of this Amendment.

5.	The following replaces the addresses set forth in ARTICLE X. Notices:

If to the Distributor:

Franklin Distributors, LLC

100 First Stamford Place

Stamford, CT 06902

Attn: Intermediary Client Onboarding

Email: us_ico@franklintempleton.com

If to the Company:

Brighthouse Life Insurance Company of NY

285 Madison Avenue

New York, NY 10017

Attn: Legal Department

If to the Adviser:

Franklin Templeton Fund Adviser, LLC

280 Park Avenue, 8th Floor

New York, NY 10017

Attn: Legal Department

6.

Other Terms. Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the parties to this Amendment.

For the purpose of referring to this Amendment, the date of this Amendment shall be February 25, 2025.

Franklin Distributors, LLC		Brighthouse Life Insurance Company of NY

By:	/s/ Robert Smith	By:	/s/ Jason Frain
Name: Robert Smith		Name: Jason Frain
Title: Head of Business Administration		Title: Vice President
Date: 2/28/2025		Date: February 25, 2025

Franklin Templeton Fund Adviser, LLC		Legg Mason Partners Variable Equity Trust

By:	/s/ Jane Trust	By:	/s/ Jane Trust
Name: Jane Trust		Name: Jane Trust
Title: President & CEO		Title: President & CEO
Date: 2/28/2025		Date: 2/28/2025

Legg Mason Partners Variable Income Trust

By:	/s/ Jane Trust
Name: Jane Trust
Title: President & CEO
Date: 2/28/2025

SCHEDULE A

Separate Accounts and Associated Contracts

Separate Accounts	Products

Brighthouse Variable Annuity Account B	All variable annuity contracts issued by Brighthouse Variable Annuity Account B

SCHEDULE B

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

All Funds shall pay 12b-1 fees in the amount as stated in each Fund’s then current prospectus.

Legg Mason Partners Variable Equity Trust

Fund Name	Class	CUSIP	12b-1 Fees (per then Current Prospectus)

ClearBridge Variable Growth Portfolio	I	52467X203	0bps

ClearBridge Variable Growth Portfolio	II	52467X872	25bps

ClearBridge Variable Appreciation Portfolio	I	52467W882	0bps

ClearBridge Variable Appreciation Portfolio	II	52467W825	25bps

ClearBridge Variable Dividend Strategy Portfolio	I	52467W833	0bps

ClearBridge Variable Dividend Strategy Portfolio	II	52467W205	25bps

ClearBridge Variable Large Cap Growth Portfolio	I	52467X609	0bps

ClearBridge Variable Large Cap Value Portfolio	I	52467M504	0bps

ClearBridge Variable Small Cap Growth Portfolio	I	52467M843	0bps

ClearBridge Variable Small Cap Growth Portfolio	II	52467M819	25bps

Franklin Multi-Asset Variable Conservative Growth Fund	I	52467W502	0bps

Franklin Multi-Asset Variable Growth Fund	I	52467W700	0bps

Franklin Multi-Asset Variable Moderate Growth Fund	I	52467W601	0bps

Legg Mason Partners Variable Income Trust

Fund Name	Class	CUSIP	12b-1 Fees (per then Current Prospectus)

Western Asset Variable Global High Yield Bond Portfolio	I	52467K839	0bps

Western Asset Variable Global High Yield Bond Portfolio	II	52467K821	25bps